                                                                       EXHIBIT 1


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                 CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT



                                 by and between

                       ENVIRONMENTAL TECTONICS CORPORATION
                                       and
                                  H.F. LENFEST




                                   Dated as of

                                February 18, 2003




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




                                TABLE OF CONTENTS
                                -----------------


ARTICLE I     DEFINITIONS......................................................2

     1.1      Certain Definitions..............................................2

     1.2      Accounting Principles...........................................12

     1.3      Other Definitional Provisions; Construction.....................12

ARTICLE II    ISSUE AND SALE OF SECURITIES....................................12

     2.1      Authorization and Issuance of the Note..........................12

     2.2      Authorization and Issuance of the Warrants......................12

     2.3      Sale and Purchase...............................................12

     2.4      Issue Price.....................................................13

     2.5      The Closing.....................................................13

ARTICLE III   REPAYMENT OF THE NOTES..........................................13

     3.1      Interest........................................................13

     3.2      Repayment of the Note...........................................13

     3.3      Optional Prepayment of the Note.................................13

     3.4      Notice of Optional Prepayment...................................13

     3.5      Maturity; Surrender, etc........................................14

     3.6      Conversion of Note..............................................14

     3.7      Maximum Lawful Rate.............................................14

ARTICLE IV    CONDITIONS......................................................14

     4.1      Conditions to the Purchase of Securities........................14

     4.2      Waiver..........................................................17

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF THE BORROWER..................17

     5.1      Representations and Warranties of the Borrower..................17

ARTICLE VI    RESTRICTED SECURITIES...........................................25

     6.1      Restricted Securities...........................................25

     6.2      Legends; Purchaser's Representations............................26

     6.3      Prohibition on Short Sales......................................26

     6.4      Transfer of Notes...............................................26

     6.5      Replacement of Lost Securities..................................26

ARTICLE VII   COVENANTS.......................................................27

     7.1      Affirmative Covenants...........................................27

     7.2      Negative Covenants..............................................31

     7.3      Financial Covenants.............................................35

ARTICLE VIII  EVENTS OF DEFAULT...............................................36

     8.1      Events of Default...............................................36

     8.2      Consequences of Event of Default................................37

     8.3      Security........................................................38

ARTICLE IX    MISCELLANEOUS...................................................38

     9.1      Successors and Assigns..........................................38

     9.2      Modifications and Amendments....................................38

     9.3      No Implied Waivers; Cumulative Remedies; Writing Required.......38

     9.4      Reimbursement of Expenses.......................................38

     9.5      Holidays........................................................39

     9.6      Notices.........................................................39

     9.7      Governing Law...................................................40

     9.8      Severability....................................................40

     9.9      Headings........................................................40

     9.10     Counterparts....................................................40

     9.11     Integration.....................................................40

     9.12     Subordination...................................................40

ANNEXES       42

SCHEDULES     42

EXHIBITS      42

                 CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT
                 -----------------------------------------------


                                   $10,000,000
                Senior Subordinated Convertible Note of Borrower
                              Due February 18, 2009

                              Warrants to Purchase
                       Shares of Common Stock of Borrower



         THIS CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of February 18, 2003, is made by and between Environmental Tectonics Corporation, a Pennsylvania corporation (the "Borrower"), and H.F. Lenfest (the "Purchaser"). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.

                                    RECITALS

         WHEREAS, contemporaneously herewith, Borrower is entering into the Senior Credit Agreement pursuant to which Senior Lender will make available credit facilities for the Borrower to repay certain of its outstanding debt obligations and for Borrower's working capital requirements;

         WHEREAS, the Senior Credit Agreement requires that the Borrower obtain subordinated financing in an amount not less than $10,000,000 as a condition to closing of the Senior Financing;

         WHEREAS, to satisfy the closing condition under the Senior Credit Agreement, the Borrower has requested that the Purchaser make available to the Borrower a secured credit facility in the principal amount of $10,000,000 to be used for working capital purposes and, repayment of debt of Borrower existing on the date hereof and general corporate purposes directly related to the growth of the business of the Borrower; and the Purchaser has agreed to do so, on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "Acquisition" shall mean the acquisition by purchase, lease or otherwise of all or substantially all of the assets of, or all of the capital stock or other equity or ownership interests of, any other Person.

         "Affiliate" shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control and notwithstanding anything to the contrary herein, neither Purchaser nor any of his respective Affiliates shall be deemed to be Affiliates of the Borrower by virtue of the transactions contemplated in this Agreement.

         "Agreement" shall mean this Convertible Note and Warrant Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Annual EBITDA" shall mean as of the last day of any Fiscal Quarter, the Borrower's EBITDA for the most recently completed four consecutive Fiscal Quarters, determined on a consolidated basis in accordance with GAAP. For purposes of calculating EBITDA with respect to any Permitted Acquisition occurring after the Closing Date, it shall be assumed that such acquisition occurred on the first day of the period for which Annual EBITDA is being calculated.

         "Bonds" shall mean the Borrower's $5,470,000 Taxable Variable Rate Demand/Fixed Rate Revenue Bonds, Series of 2000.

         "Borrower" shall have the meaning assigned to such term in the preamble hereto.

         "Business" shall mean the principal business of the Borrower as set forth in Section 5.1(d) herein and as such shall continue to be conducted following the purchase and sale of the Securities.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the Commonwealth of Pennsylvania are authorized or required by law to close.

         "Bylaws" shall mean the bylaws of the Borrower and each Guarantor, including all amendments and supplements thereto.

         "Capital Expenditures" shall mean any expenditure which would be classified as a capital expenditure in accordance with GAAP.

         "Capital Lease" shall mean a lease with respect to which lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" shall mean at any time, the amount of the obligations of a Person under Capital Leases which would be shown at such time as a liability on a Consolidated balance sheet of such Person prepared in accordance with GAAP.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.), as amended, and all rules, regulations, standards guidelines and publications issued thereunder.

         "Change of Control" shall mean an event or series of events by which
(a) any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under such Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Stock of the Borrower, or (b) from and after the date hereof, individuals who on the date hereof constitute the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

         "Charter Documents" shall mean the Articles of Incorporation of the Borrower and the Articles of Incorporation or Certificate of Incorporation, as the case may be, of each Guarantor, including all amendments and supplements thereto.

         "Closing" shall mean the closing of the purchase and sale of the Securities pursuant to this Agreement.

         "Closing Date" shall mean the date and time for delivery of the Note as finally determined pursuant to Section 2.5 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean shares of common stock, par value $0.05 per share, of the Borrower.

         "Compliance Certificate" shall have the meaning set forth in Section 7.1(f)(ii).

         "Condition" shall mean any condition that results in or otherwise relates to any Environmental Liabilities.

         "Consolidated" or "consolidated" shall mean with reference to any term defined herein, that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

         "Consolidated Tangible Net Worth" shall mean as of any date of determination, (a) the aggregate amount of all assets of the Borrower and its Subsidiaries on a consolidated basis at such date as may be properly classified as such in accordance with GAAP, excluding such other assets as are properly classified as intangible assets under GAAP, minus (b) the aggregate amount of all liabilities of the Borrower and its Subsidiaries on a consolidated basis at such date, as may be properly classified as such in accordance with GAAP.

         "Contingent Obligation" shall mean as to any Person, without duplication, any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keep well agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations owed to such third Person; provided, however, the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such contingently liable Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Contractual Obligation" shall mean as to any Person, any provision of any security issued by or operating agreement or organizational or formation documents of such Person or any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Default" shall mean any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "EBITDA" shall mean as of the last day of any Fiscal Quarter of the Borrower, Net Income of the Borrower plus depreciation, amortization, other non-cash charges, in each case to the extent deducted from earnings in determining such Net Income, plus Interest Expense and income tax expense, each to the extent deducted from earnings in determining such Net Income, minus the amount of non-cash credits included in determining such Net Income, all of the above to be determined for such Fiscal Quarter in accordance with GAAP on a Consolidated basis; provided, however, that, in the above calculations there also shall be excluded from Net Income (a) any addition for non-operating gains during such period (including, without limitation, extraordinary or unusual gains, gains from discontinuance of operations or gains arising from a sale of capital assets) and (b) any subtraction for non-operating losses during such period (including, without limitation, extraordinary or unusual losses, losses from the discontinuance of operations or losses arising from the sale of capital assets).

         "Environmental Laws" shall mean any Laws that address, are related to or otherwise are concerned with environmental, health or safety issues, including, without limitation, any Laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

         "Environmental Liabilities" shall mean any obligations or liabilities (including, without limitation, any claims, suits or other assertions of obligations or liabilities) that are:

                  (a) related to environmental, health or safety issues (including, without limitation, on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and

                  (b) based upon or related to (i) any provision of past, present or future United States or foreign Environmental Law (including, without limitation, CERCLA and RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

The term "Environmental Liabilities" includes among other things, all: (i) fines, penalties, judgments, awards, settlements, losses, damages, costs, fees (including, without limitation, attorneys' and consultants' fees), expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including, without limitation, claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and
(2) any other compliance or remedial measures.

         "EPA" shall mean the United States Environmental Protection Agency and any governmental body or agency succeeding to the functions thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time may be in effect, promulgated thereunder.

         "Event of Default" shall mean any of the events of default described in
Section 8.1 hereof.

         "Executive Officer" shall mean the chief executive officer, the president, the chief financial officer, and the chief operating officer of the Borrower and each Guarantor, as applicable.

         "Financing Statements" shall have the meaning assigned to such term in
Section 4.1(c)(i) hereof.

         "Fiscal Quarter" or "fiscal quarter" shall mean during each Fiscal Year of the Borrower, each three-month fiscal period beginning respectively on the day immediately following the last day of the prior Fiscal Year and on the corresponding day of the third, sixth and ninth month thereafter and ending on the three-month anniversary of each such date, except in the case of the fourth Fiscal Quarter which ends on the last day of such Fiscal Year.

         "Fiscal Year" or "fiscal year" shall mean each twelve-month period ending on the last Friday in February.

         "Fixed Charges" shall mean as of the last day of each Fiscal Quarter, the sum (without duplication) of the Borrower's (a) Debt Service (including payments under Capitalized Leases) for the immediately preceding period of four consecutive Fiscal Quarters, (b) income taxes paid in cash in the immediately preceding period of four consecutive Fiscal Quarters and (c) cash dividends paid on the immediately preceding period of four consecutive Fiscal Quarters, all determined on a consolidated basis in accordance with GAAP.

         "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of EBITDA, minus Capital Expenditures minus capitalized software development costs during such period to the Fixed Charges during such period.

         "GAAP" shall have the meaning assigned to such term in Section 1.2 hereof.

         "Government Approval" shall have the meaning set forth in Section 5.1(aa).

         "Governmental Authorities" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" shall mean each of Entertainment Technology Corporation, a Pennsylvania corporation, ETC Delaware, Inc., a Delaware corporation, and each other Subsidiary of the Borrower hereafter formed, created or acquired, and their respective successors and permitted assigns.

         "Guaranty" shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

         "Guaranty Agreement" shall mean the Guaranty Agreement of even date herewith executed and delivered by the Guarantors to Purchasers, as the same may be amended, modified, supplemented or restated from time to time hereafter.

         "Indebtedness" shall mean

                  (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),

                  (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument,

                  (c) all Capital Lease Obligations of such Person,

                  (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person,

                  (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,

                  (f) all obligations of such Person with respect to Interest Rate Protection Agreements (calculated on a basis satisfactory to the Bank and in accordance with accepted practice), and

                  (g) withdrawal liabilities of such Person or any Affiliate under a Plan.

         "Interest Expense" shall mean as of the last day of each Fiscal Quarter, the amount of cash interest expense incurred by the Borrower for the most recently completed four consecutive Fiscal Quarters determined on a consolidated basis in accordance with GAAP.

         "Interest Hedge Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other similar agreement which is not speculative in nature with all extensions, renewals, amendments, substitutions and replacements to and any of the foregoing, documentation of all of which shall conform to International Swap Dealers Association Inc. standards.

         "Investment" as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include, without limitation, (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including, without limitation, partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.

         "IRS" shall mean the Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.

         "Laws" shall mean all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, decrees, binding agreements, rules of common law, and the like, now or hereafter in effect, including, any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees, judgments or rulings.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

         "Loan" shall mean the loan in the original principal amount of $10,000,000.00 made to the Borrower by the Purchaser hereunder and any additions thereto.

         "Material Adverse Change" shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Transaction Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay or perform its obligations under the Transaction Documents, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Purchaser to enforce its legal remedies pursuant to this Agreement and the other Transaction Documents.

         "Material Adverse Effect" shall mean an effect that results in or causes or has a reasonable likelihood of resulting in or causing a Material Adverse Change.

         "Maturity Date" shall mean February 18, 2009, or any other date on which all outstanding principal, together with accrued and unpaid interest, on the Notes shall be due and payable in full.

         "Mortgage" shall mean the Open-End Mortgage and Security Agreement, in the form attached hereto as Exhibit F, encumbering and granting a second mortgage lien in favor of the Purchaser on the Borrower's real property at 125 James Way, Southampton, Pennsylvania, as the same may be amended, supplemented or otherwise modified from time to time.

         "Multiemployer Plan" shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Borrower.

         "Net Income" shall mean, for any fiscal period, the net income (or loss) after income taxes (if any) of the Borrower for such period, determined a Consolidated basis in accordance with GAAP.

         "Note" shall have the meaning assigned to such term in Section 2.1.

         "Operating Lease" shall mean any lease that, under GAAP, is not required to be capitalized.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.

         "Permitted Acquisition" shall mean an Acquisition that is permitted by the Senior Credit Agreement or as to which the consent or waiver of the Senior Lender under the Senior Credit Agreement has been obtained.

         "Permitted Indebtedness" shall have the meaning assigned to such term in Section 5.1(c) hereof.

         "Permitted Liens" shall have the meaning assigned to such term in
Section 7.2(b) hereof.

         "Person" shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

         "Plan" shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by the Borrower.

         "Pollutant" shall include any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules and regulations issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including, without limitation, any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined by any Governmental Authority or pursuant to any Law to present a threat, hazard or risk to human health or the environment.

         "Preferred Stock" shall mean shares of preferred stock, par value $0.05 per share, of the Borrower.

         "Properties and Facilities" shall have the meaning assigned to such term in Section 5.1(q).

         "Proprietary Rights" shall mean all patents, patents pending, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, technology, know-how, processes and trade secrets, regardless of whether such are registered with any Governmental Authorities, including applications therefor.

         "Purchaser" shall have the meaning assigned to such term in the preamble hereto and in Section 6.2 hereof.

         "RCRA" shall mean the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), as amended, and all rules and regulations issued thereunder.

         "Registration Rights Agreement" shall have the meaning set forth in
Section 4.1(c)(ii).

         "Removal," "Remedial" and "Response" actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a government entity or those which a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under "removal," "remedial," or other "response" actions.

         "Reportable Event" shall mean any of the events which are reportable under Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. ss. 2615.3(a) is waived.

         "SEC" shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

         "Securities" shall mean the Note, the Warrants and the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrants.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Security Agreement" shall have the meaning assigned to such term in
Section 4.1(c)(i) hereof.

         "Security Documents" shall mean the Security Agreement, the Mortgage, the Guaranty, the Financing Statements, and all other documents, instruments and other materials necessary to create or perfect the security interests created pursuant to the Security Agreement.

         "Senior Credit Agreement" shall mean that certain Credit Agreement by and between the Borrower and PNC Bank, National Association, dated February 18, 2003, as the same may be amended, modified, supplemented or restated from time to time and any replacement agreement with another Senior Lender as permitted hereunder.

         "Senior Debt" shall mean the outstanding obligations of the Borrower under the Senior Financing and any other obligation that by its terms ranks senior to the Indebtedness contemplated under this Agreement.

         "Senior Financing" shall mean all obligations, liabilities and indebtedness of the Borrower to a Senior Lender hereafter existing, whether principal, interest, fees, expenses, indemnification or otherwise under or in respect of a Senior Credit Agreement (including all interest, charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower).

         "Senior Lender" shall collectively mean the bank(s) party to a Senior Credit Agreement.

         "Stockholders Voting Agreement" shall have the meaning set forth under
Section 4.1(c)(v).

         "Subordination Agreement" means the subordination and intercreditor agreement of even date herewith among the Purchaser, the Senior Lender and the Borrower.

         "Subsidiary" shall mean as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only be reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Total Debt" shall mean as of the last day of a Fiscal Quarter, all of the Borrower's outstanding obligations for borrowed money at such date, including without limitation, Indebtedness of the Borrower evidenced by the Note, the Bonds and all obligations under the Senior Credit Agreement in respect of loans and letters of credit (but not in respect of any letter of credit securing the Bonds or any cash collateralized letters of credit), determined on a Consolidated basis in accordance with GAAP.

         "Transaction Documents" shall mean this Agreement, the Note, the Warrants the Registration Rights Agreement, the Security Documents and all other agreements, instruments and documents delivered in connection therewith as any or all of the foregoing may be supplemented, amended or restated from time to time

         "Transactions" shall mean the incurrence of debt and the issuance of securities, as contemplated by this Agreement, the Note, the Warrants, the other Transaction Documents and all other agreements contemplated hereby and/or thereby.

         "UST" shall mean an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules and regulations issued pursuant to RCRA and comparable state and local laws.

         "Warrants" shall have the meaning assigned to such term in Section 2.2.

         1.2 Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP"), unless such principles are inconsistent with the express requirements of this Agreement.

         1.3 Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been cured, or waived by Purchaser. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the Pennsylvania Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.

                                   ARTICLE II

                          ISSUE AND SALE OF SECURITIES

         2.1 Authorization and Issuance of the Note. The Borrower has duly authorized the issuance and sale on the Closing Date to the Purchaser of Borrower's 10.0% Senior Subordinated Convertible Note Due February 18, 2009 in the original principal balance of $10,000,000 (the "Note") to be substantially in the form attached hereto as Exhibit A.

         2.2 Authorization and Issuance of the Warrants. In connection with the issuance of the Note, the Borrower has duly authorized the issuance and sale on the Closing Date to the Purchaser of detachable common stock purchase warrants substantially in the form attached hereto as Exhibit B evidencing the Purchaser's right to acquire 803,048 shares of Common Stock (the "Warrants").

         2.3 Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, on the Closing Date (i) the Borrower shall sell to Purchaser, and Purchaser shall purchase from the Borrower, the Note and Warrants at the purchase price equal to 100% of the principal amount of the Note. (The Notes and the Warrants are sometimes referred to herein collectively as the "Securities.")

         2.4 Issue Price. The Borrower and the Purchaser agree for U.S. federal income tax purposes (a) that the present value as of the Closing Date of all payments under the Note and Warrants shall be such value; and (b) that (x) the aggregate "issue price" under ss.1273(b) of the Code of the Note to be issued hereunder, and (y) that the aggregate purchase price under ss.1273(b) of the Code of all of the Warrants to be issued hereunder, shall be such value and purchase prices, respectively, as determined by the Borrower and accepted and agreed to by Grant Thorton, the Borrower's outside auditors.

         2.5 The Closing. Delivery of and payment for the Securities (the "Closing") shall be made at the offices of Ballard, Spahr, Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103-7599 commencing at 10:00 a.m., local time, on February 18, 2003 or at such place or on such other date on or before such date as may be mutually agreeable to the Borrower and the Purchaser. The date and time of the Closing as finally determined pursuant to this Section 2.5 are referred to herein as the "Closing Date."

                                  ARTICLE III

                             REPAYMENT OF THE NOTES


         3.1 Interest.

                  (a) Interest Rates and Interest Payments; Deferral Option. Interest on the Note shall be due and payable in arrears (i) quarterly on the last Business Day of each calendar quarter commencing on May 31, 2003 and (ii) on the Maturity Date (each, a "Payment Date"). The Note will bear interest on the outstanding principal amount thereof at a rate per annum equal to 10%. Interest on the Note will be computed on the basis of a year of 365 days, for the number of actual days elapsed during which principal is outstanding.

                  (b) Deferral Option. During the term of the Note, the Borrower may elect to defer the payment of all or a portion of the interest due and payable on a Payment Date (other than the Maturity Date) and instead may, at the election of the Borrower, accrue and add such interest to the outstanding principal balance of the Note, to bear interest and become due and payable on the Maturity Date.

         3.2 Repayment of the Note. The Borrower covenants and agrees to repay to the Purchaser on February 18, 2009, the unpaid principal balance of, together with all accrued and unpaid interest, fees and other amounts due on this Note.

         3.3 Optional Prepayment of the Note. The Borrower may, at its option, upon notice as provided in section 3.4, prepay at any time or from time to time all or any part (in an integral multiple of $100,000) of the principal amount of the Note. Any such prepayment shall be accompanied by a certificate of an Executive Officer certifying that the prepayment does not result in an Event of Default under this Agreement.

         3.4 Notice of Optional Prepayment. If the Borrower elects to prepay the Note pursuant to Section 3.3 hereof, the Borrower shall give notice of such prepayment to the Purchaser to be prepaid not less than ten (10) days or more than sixty (60) days prior to the date fixed for prepayment, specifying (i) the date on which such prepayment is to be made, and (ii) the principal amount of the Note to be prepaid on such date. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon shall become due and payable on the prepayment date set forth in such notice.

         3.5 Maturity; Surrender, etc. In the case of a prepayment, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. Upon payment of the amount due and owing under the Note, the Note shall be surrendered to the Borrower and canceled and shall not be reissued.

         3.6 Conversion of Note. At any time, or from time to time, the Purchaser may convert all or a portion of the then outstanding principal balance of, and accrued and unpaid interest on, the Note into shares of Common Stock in accordance with the terms of the Note.

         3.7 Maximum Lawful Rate. This Agreement, the Note and the other Transaction Documents are hereby limited by this Section 3.7. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to the Purchaser exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to the Purchaser in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, the Purchaser shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess interest shall be applied to the reduction of the principal amount of the Note, in such manner as may be determined by the Purchaser, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Note, such excess shall be refunded to the Borrower; provided, however, that in such event the Conversion Price (as defined in the Note) of the Note shall be adjusted to preserve the economic effects of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                   CONDITIONS

         4.1 Conditions to the Purchase of Securities. The obligation of the Purchaser to make the Loan is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made.

                  (b) Material Adverse Change. There will have been no Material Adverse Change since February 22, 2002.

                  (c) Certain Agreements.

                           (i) Security Agreement. The Borrower, each Guarantor and the Purchaser shall have entered into a security agreement, in form and substance as set forth in Exhibit C attached hereto (as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms thereof, the "Security Agreement"). The Borrower shall have authorized the Purchaser to file, or shall have delivered to the Purchaser, such financing statements and other instruments (collectively, "Financing Statements") as the Purchaser shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Agreement. The Purchaser shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Borrower other than Permitted Liens.

                           (ii) Registration Rights Agreement. The Borrower shall have executed and delivered to the Purchaser the Registration Rights Agreement, substantially in the form of Exhibit D (the "Registration Rights Agreement").

                           (iii) Guaranty Agreement. Each Guarantor shall have executed and delivered to the Purchaser the Guaranty Agreement, substantially in the form of Exhibit E, unconditionally and irrevocably guaranteeing to the Purchaser the full and prompt payment and performance of the Borrower's obligations under the Note.

                           (iv) Mortgage. The Borrower shall have executed and delivered to the Purchaser the Mortgage.

                           (v) Stockholders Voting Agreement. William F. Mitchell, Pete L. Stephens, M.D., Emerald Advisors, Inc. and ETC Asset Management, LLC shall have executed and delivered a stockholders voting agreement, substantially in the form of Exhibit G (the "Stockholders Voting Agreement").

                           (vi) Agreements with Senior Lender.

                                    (A) Senior Credit Agreement. The Senior
Credit Agreement shall have been executed and delivered by the Borrower and Senior Lender, and shall be reasonably satisfactory in form and substance to the Purchaser. The Purchaser shall have received a copy of the Senior Credit Agreement, certified as a true and complete copy thereof by an Executive Officer of the Borrower.

                                    (B) Subordination Agreement. Senior Lender
and Borrower shall have executed and delivered to the Purchaser the Subordination Agreement, substantially in the form of Exhibit H.

                  (d) Closing Documents. The Borrower will have delivered or caused to be delivered to the Purchaser all of the following documents in form and substance satisfactory to Purchaser:

                           (i) the Note, duly completed and executed by the Borrower;

                           (ii) the Warrants evidencing the right to acquire the number of shares of Common Stock set forth in Section 2.2;

                           (iii) certificates of good standing dated not more than 10 business days prior to the Closing Date for the Borrower and each Guarantor certified by its jurisdiction of organization;

                           (iv) a copy of the Charter Documents of the Borrower and each Guarantor, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 10 Business Days prior to the Closing Date;

                           (v) a copy of the Bylaws of the Borrower and each Guarantor, certified as of the Closing Date by the secretary or assistant secretary of the Borrower and each Guarantor;

                           (vi) a certificate of the secretary or assistant secretary of the Borrower and each Guarantor, certifying as to the names and true signatures of the Executive Officers of the Borrower and each Guarantor authorized to sign this Agreement and the other Transaction Documents to which it is a party;

                           (vii) copies of the resolutions duly adopted by the Borrower's and each Guarantor's board of directors, authorizing the execution, delivery and performance by the Borrower and each such Guarantor of this Agreement and each of the other Transaction Documents to which it is a party, such other instruments and documents contemplated hereby to which the Borrower or any Guarantor is a party, and the consummation of all of the other Transactions, certified as of the Closing Date by an Executive Officer of the Borrower or such Guarantor;

                           (viii) a certificate dated as of the Closing Date from an Executive Officer of the Borrower stating that the conditions specified in this Section 4.1 have been fully satisfied by the Borrower or waived by the Purchaser;

                           (ix) the opinion of Klehr, Harrison, Harvey,
         Branzburg & Ellers LLP, counsel for the Borrower and Guarantors, substantially in the form set forth in Exhibit I, addressed to the Purchaser, dated the date of the Closing.

                           (x) certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to Section 7.1(c), together with loss payable endorsements, all satisfactory in the type and extent of such coverage to Purchaser; and

                           (xi) such other documents relating to the Transactions contemplated by this Agreement as the Purchaser may reasonably request.

                  (e) Consents, Agreements. The Borrower shall have obtained all consents and waivers, under any term of any agreement or instrument to which it is a party or by which it or any of its properties is bound, or any term of any applicable Law of any Governmental Authority, or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, necessary or appropriate in connection with the transactions contemplated by this Agreement, and such consents and waivers shall be in full force and effect on the Closing Date.

                  (f) Compliance with Securities Laws. The offering and sale of the Note and Warrants to the Purchaser shall have complied with all applicable requirements of federal and state securities laws.

                  (g) No Adverse U.S. Legislation, Action or Decision, etc. No legislation shall have been enacted by Congress, no other formal action shall have been taken by any Governmental Authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction, which would materially and adversely affect the Note or the Warrants being purchased by the Purchaser hereunder.

                  (h) No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any Governmental Authority or any other Person or any other legal or administrative proceeding pending or, to the Borrower's knowledge, threatened which questions the validity or legality of the Transactions or injunctive or other equitable relief in connection therewith.

         4.2 Waiver. Any condition specified in Section 4.1 hereof may be waived by the Purchaser on or prior to the Closing Date.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         5.1 Representations and Warranties of the Borrower. As a material inducement to the Purchaser to enter into this Agreement and purchase the Note and the Warrants, the Borrower hereby represents and warrants to the Purchaser as follows:

                  (a) Organization, Qualification and Power. Each of the Borrower and each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each Guarantor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. Each of the Borrower and each Guarantor has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate their properties, to carry on their businesses as now conducted and presently proposed to be conducted and to enter into each Transaction Document to which it is a party, to carry out the terms of each such Transaction Document, and the case of Borrower to issue and sell the Note and the Warrants.

                  (b) Power; Authorization; Enforceable Obligations. This Agreement, the Note, Warrants and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Borrower and each Guarantor, as applicable, except for stockholder approval of the transactions contemplated by this Agreement as required under Section 713 of the Listing Standards, Policies and Requirements of the American Stock Exchange. This Agreement, the Note, the Warrants and the other Transaction Documents have been duly executed and delivered by the Borrower and each Guarantor, as applicable, and constitute legal, valid and binding obligations of the Borrower, and each Guarantor, as applicable, enforceable against it in accordance with their respective terms, except (i) that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and similar laws of general application relating to or affecting the rights and remedies of creditors, and (ii) that acceleration of the Note may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

                  (c) No Other Indebtedness. Neither the Borrower nor any Guarantor has any outstanding Indebtedness to any person or entity other than the Bonds, the Senior Debt, the Indebtedness contemplated by this Agreement and the Indebtedness set forth on Schedule 5.1(c) hereto ("Permitted Indebtedness").

                  (d) Business. The Borrower and the Guarantors are primarily engaged in the business of designing, manufacturing and selling software products used to (i) create and monitor the physiological effects of motion on humans and equipment; (ii) control, modify, simulate and measure environmental conditions; and (iii) other activities incidental to the business (the "Business").

                  (e) Financial Statements. The Borrower has delivered to the Purchaser complete and correct copies of (i) its annual report to stockholders for the fiscal year ended February 22, 2002 (the "Annual Report") and its annual report on Form 10-K for such fiscal year as filed with the Securities and Exchange Commission (the "Form 10-K"), and (ii) its quarterly report on Form 10-Q for the Fiscal Quarter ended November 22, 2002 as filed with the Securities and Exchange Commission (the "Form 10-Q"). The Annual Report and the Form 10-K correctly describe, in all material respects, as of their respective dates, the business then conducted and proposed to be conducted by the Borrower. There are included in the Form 10-K financial statements of the Borrower for the fiscal year ended February 22, 2002, accompanied by the opinion thereon of Grant Thornton LLP, independent public accountants, and in the Form 10-Q financial statements of the Borrower for the Fiscal Quarter ended November 22, 2002. All financial statements included in the foregoing materials delivered to the Purchaser (except as otherwise specified therein) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Borrower and its Subsidiaries as of the respective dates specified and the results of their operations and cash flows for the respective periods specified (with normal year-end adjustments, which in the aggregate would not have a Material Adverse Effect on the Company).

                  (f) Capitalization and Related Matters. As of the Closing Date, the authorized capital stock of the Borrower will consist of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $0.05 per share. On the Closing Date, 7,157,239 shares of the Common Stock and no shares of such Preferred Stock are issued and outstanding. The shares of Common Stock issuable upon conversion of the Note and exercise of the Warrants have been duly authorized and validly reserved for issuance upon such conversion and exercise and, when so issued in accordance with their terms, will be validly issued, fully paid and non-assessable. Except as set forth on Schedule 5.1(f), as of the Closing Date, the Borrower will not have outstanding securities convertible into or exchangeable for any shares of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock.

                  (g) No Breach. Except as specifically provided by the Transaction Documents, the execution and delivery by the Borrower and each Guarantor of the Transaction Documents, as applicable, and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Security Documents, result in the creation of any Lien upon the Borrower's or any Guarantor's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents or the Bylaws of the Borrower or any Guarantor, or any Law to which the Borrower or any Guarantor is subject, or any agreement, statute, rule or regulation, instrument, order, judgment or decree to which the Borrower or any Guarantor is a party or to which they or their assets are subject.

                  (h) Governmental Approvals. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is or will be required in connection with the consummation of the Transactions by the Borrower or Guarantors and the performance of their obligations thereunder.

                  (i) No Material Adverse Change. Since February 22, 2002, there has been no event or occurrence that is likely to have a Material Adverse Effect.

                  (j) Litigation. Except as set forth on Schedule 5.1(j) hereto, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the knowledge of the Borrower's management after due inquiry, threatened against or filed by or affecting the Borrower or any Guarantor or their directors or officers or the businesses, assets or rights of the Borrower or any Guarantor.

                  (k) Compliance with Laws. Neither the Borrower nor any Guarantor is in violation of any applicable Law, the affect of which violation could have a Material Adverse Effect. Neither the Borrower nor any Guarantor is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority. Neither the Borrower nor the Guarantor is in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authority, and there is no investigation, enforcement action or regulatory action pending or threatened against or affecting the Borrower or any Guarantor by any Governmental Authority, except as set forth on Schedule 5.1(k). Except as set forth on Schedule 5.1(k), there is no remedial or other corrective action that the Borrower or any Guarantor is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect.

                  (l) Environmental Protection. Except as set forth on Schedule 5.1(l) and after giving effect to the Transactions: (i) the Business of the Borrower and each Guarantor, the methods and means employed by the Borrower and each Guarantor in the operation thereof (including all operations and conditions at or in the properties of the Borrower and each Guarantor), and the assets owned, leased, managed, used, controlled, held or operated by the Borrower and each Guarantor, comply in all material respects with all applicable Environmental Laws; (ii) with respect to the Properties and Facilities, and except as disclosed on Schedule 5.1(l), the Borrower and each Guarantor have obtained, possess, and are in full compliance with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required for material compliance with any Environmental Laws;
(iii) neither the Borrower nor either Guarantor has received (x) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that the Borrower or either Guarantor is or may be liable to any Person as a result of (A) the environmental condition of any of its Properties and Facilities or any other property, or (B) the release or threatened release of any Pollutant, or (y) any letter or request for information under Section 104 of the CERCLA, or comparable Laws, and to the best of the Borrower's knowledge, none of the operations of the Borrower and each Guarantor are the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at the Properties and Facilities or at any other location, including any location to which the Borrower or either Guarantor has transported, or arranged for the transportation of, any Pollutants; (iv) except as disclosed on Schedule 5.1(l), neither the Borrower or either Guarantor nor any prior owner or operator has incurred in the past, or is now subject to, any material Environmental Liabilities; (v) except as disclosed on Schedule 5.1(l), there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws; (vi) there are no USTs located in, at, on, or under the Properties and Facilities other than the USTs identified on Schedule 5.1(l) as USTs; and each of those USTs is in material compliance with all Environmental Laws and other legal obligations; and (vii) except as disclosed on Schedule 5.1(l), to Borrower's knowledge, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities (including, without limitation, any building, structure, or other improvement that is a part of the Properties and Facilities), and all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in full compliance with all Environmental Laws and other legal obligations. To the knowledge of the Borrower, the Borrower is not subject to liability under any Environmental Laws that would result in a Material Adverse Effect.

                  (m) Use of Proceeds; Legal Investments.

                           (i) The Borrower will apply any proceeds of the sale of the Note and Warrants, together with the proceeds of borrowings under the Senior Credit Agreement, simultaneously with the Closing, (a) to the repayment of the existing debt of the Borrower in an aggregate amount of approximately $9,800,000, (b) to the payment of fees and expenses incurred in connection with the offering and sale of the Note and Warrants and the concurrent execution and delivery of the Credit Agreement, in an aggregate amount of approximately $402,000 and (c) to working capital needs.

                           (ii) Neither the Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Note and Warrants will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

                  (n) Taxes. Each of the Borrower and each Guarantor has filed or caused to be filed all tax returns which are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Borrower); no tax Lien has been filed against the Borrower or any Guarantor, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charges.

                  (o) ERISA; Labor and Employment.

                           (i) The Borrower is and each of its Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Borrower or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which the Borrower is or was required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and the Borrower has not incurred nor reasonably expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. The Borrower is in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes.

                           (ii) The Borrower is not a party to any collective bargaining agreement, and there are no strikes, work stoppages, material grievances, disputes or controversies with any union or any other organization of the Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except to the extent that such strikes, work stoppages, material grievances, disputes or controversies could not reasonably be expected to have a Material Adverse Effect. The

         Borrower has not, within the two-year period preceding the Closing Date, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar Law. The procedures by which each of the Borrower has hired or will hire its employees comply and will comply in all material respects with each collective bargaining agreement to which the Borrower is a party and any applicable Law. The Borrower is in compliance with the Fair Labor Standards Act, as amended, and has paid all minimum and overtime wages required by law to be paid to its respective employees, except for violations which could not have a Material Adverse Effect.

                  (p) Investment Company Act; Public Utility Holding Company Act. The Borrower is not (i) an "investment company" or "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (q) Condition of and Title to Properties. The real property owned or leased by the Borrower and any Guarantor in the United States as of the Closing Date is described on Schedule 5.1(q) hereto. Each of the Borrower and each Guarantor has good title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records (the "Properties and Facilities"), free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. Except as described on
Schedule 5.1(q), all leases of property are in full force and effect. No consent under any lease is required in connection with the consummation of the transactions contemplated hereby. Except for financing statements evidencing Permitted Liens, no effective financing statement under the Uniform Commercial Code is in effect in any jurisdiction and no other filing which names the Borrower or any Guarantor as debtor or which covers or purports to cover any of the assets of the Borrower or any Guarantor is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any Guarantor has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. All of the assets and properties of the Borrower and each Guarantor that are necessary for the operation of their respective businesses are in good working condition and are able to serve the functions for which they are currently being used, except for ordinary wear and tear.

                  (r) Proprietary Rights. Each of the Borrower and each Guarantor owns, or is licensed to use its Proprietary Rights necessary for the conduct of its business as currently conducted. Except as set forth on Schedule 5.1(r), no claim has been asserted and is pending by any Person challenging or questioning the use of any such Proprietary Rights, nor does the Borrower know of any valid basis for any such claim. The use of such Proprietary Rights by the Borrower and each Guarantor does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect. To the best knowledge of the Borrower, except as set forth on
Schedule 5.1(r), no slogan or other advertising, device, product, process, method, substance, part or component or other material now employed, or now contemplated to be employed, by any of the Borrower and each Guarantor infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened. No patent, invention, device, application, and no statute, law, rule, regulation, standard or code involving the Borrower's or any Guarantor's Proprietary Rights is pending or, to the knowledge of the Borrower, proposed, except where the consequences in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (s) Solvency. After giving effect to the Transactions, (i) the fair value of the assets of the Borrower and each Guarantor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Borrower and each Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Borrower and each Guarantor will be able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Borrower will not have unreasonably small capital with which to conduct the Business.

                  (t) Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries except for those set forth on Schedule 5.1(t), each of which was duly formed and is existing under the law of the jurisdiction set forth opposite their names. All of the issued and outstanding shares of capital stock of the Subsidiaries are duly and validly authorized and issued and fully paid and nonassessable and are owned by the Borrower, (except for directors' qualifying shares). There are no options, warrants or other rights outstanding to purchase any capital stock of any of the Subsidiaries, nor are any securities of any of the Subsidiaries convertible into or exchangeable for capital stock of the Subsidiaries except as described on Schedule 5.1(t).

                  (u) Broker's or Finder's Commissions. Except as set forth on
Schedule 5.1(u), no broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Borrower or any of its officers, directors or agents with respect to the issuance and sale of the Note, the Warrants or the Transactions. The Borrower agrees to indemnify the Purchaser and hold Purchaser harmless from and against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by the Purchaser.

                  (v) Absence of Undisclosed Liabilities. Except as set forth on
Schedule 5.1(v), the Borrower has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except:

                           (i) those liabilities or obligations set forth on the Financial Statements and not heretofore paid or discharged,

                           (ii) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on the schedules or not required to be disclosed because of the term or amount involved or otherwise, and

                           (iii) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business.

                  (w) Federal Regulations. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U or any other Regulations of the Board of Governors of the Federal Reserve System. If requested by the Purchaser, the Borrower will furnish to the Purchaser a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U. No part of the proceeds of the Loan hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of either of Regulations T and X.

                  (x) Complete Disclosure. All statements and material furnished by or on behalf of the Borrower to the Purchaser for purposes of or in connection with this Agreement or the Transactions is, and all other statements and material hereafter furnished by or on behalf of the Borrower will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete or misleading by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

                  (y) Security Interests. At all times after execution and delivery of the Security Documents by the party or parties thereto and completion of the filings and recordings listed on Schedule 5.1(y), the security interests created for the benefit of the Purchaser pursuant to the Security Documents will constitute valid, perfected security interests in the collateral subject thereto, subject to no other Liens whatsoever, except Permitted Liens.

                  (z) Insurance. The Borrower currently maintains insurance which meets or exceeds the requirements of Section 7.1(c) and the applicable insurance requirements set forth in the other Transaction Documents. Schedule 5.1(z) hereto lists, as of the Closing Date, all insurance policies and other bonds to which the Borrower is a party, all of which are valid and in full force and effect. No written notice has been given or claim made and the Borrower has no knowledge that any grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby or any replacements thereof. Such policies and bonds or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower in accordance with prudent business practice in the industry of the Borrower.

                  (aa) Authorizations.

                           (i) Except as set forth on Schedule 5.1(aa), each of the Borrower and each Guarantor possesses all material approvals of each Governmental Authority (the "Governmental Approvals") necessary for the operations of its business and is not in material violation thereof. All such Governmental Approvals are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Governmental Approval.

                           (ii) Except as set forth on Schedule 5.1(aa), neither the Borrower nor any Guarantor has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any Governmental Authority, or of any other proceedings of or before any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

                  (bb) No Consents. Except as set forth in Section 5.1(b), no consent, approval or authorization of any Person is required for the valid execution and delivery of this Agreement or the valid offer, issue, sale and delivery of the Note and Warrants pursuant to this Agreement.

                  (cc) Stockholders Voting Agreement. Pursuant to the terms of the Stockholders Voting Agreement, the stockholders of the Borrower owning, or controlling the voting power of, greater than 50% of the issued and outstanding shares of Common Stock have agreed to vote the shares of Common Stock owned by them in favor of the transactions contemplated by this Agreement.

                  (dd) Foreign Corrupt Practices. Neither the Borrower, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Borrower or any Subsidiary has, in the course of his actions for, or on behalf of, the Borrower, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  (ee) No Defaults. Except as set forth on Schedule 5.1(ee), neither the Borrower nor any Guarantor is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

All of the foregoing representations and warranties shall survive the execution and delivery of the Note and the making by the Purchaser of the Loan hereunder and shall continue in full force and effect so long as any indebtedness or obligation of the Borrower to the Purchaser hereunder or otherwise is outstanding or unperformed or this Agreement remains in effect.

                                   ARTICLE VI

                              RESTRICTED SECURITIES

         6.1 Restricted Securities. The Purchaser acknowledges that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and, except as provided in the Registration Rights Agreement, that the Borrower is not required to register any of the Securities.

         6.2 Legends; Purchaser's Representations. The Purchaser hereby represents and warrants to the Borrower that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for the Purchaser's own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Securities to an affiliate or affiliates of the Purchaser) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Borrower may place an appropriate legend on the Securities owned by the Purchaser concerning the restrictions set forth in this Article 6. Upon the assignment or transfer by the Purchaser or any of its successors or assignees of all or any part of the Securities, the term "Purchaser" as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Securities, or portion thereof.

         6.3 Prohibition on Short Sales. The Purchaser will not engage in any short sale of any shares of Common Stock or have in effect a short position with respect thereto (whether such short sale or position is against the box and regardless of when such position was entered into).

         6.4 Transfer of Notes. Subject to Section 6.2 hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $500,000 or increments of $100,000 in excess thereof in original principal amount), by surrendering such Note to the Borrower duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. The Borrower shall simultaneously deliver to such holder or its designee such new Notes, shall mark the surrendered Notes as canceled. The Borrower shall not be required to recognize any subsequent holder of a Note unless and until the Borrower have received reasonable assurance that all applicable transfer taxes have been paid. Notwithstanding the foregoing, a holder of a Note may not transfer such Note or shares of Common Stock issuable upon conversion of such Note to a competitor of the Borrower or any Subsidiary or affiliate of the Borrower.

         6.5 Replacement of Lost Securities. Upon receipt of evidence reasonably satisfactory to the Borrower of the mutilation, destruction, loss or theft of any Securities and the ownership thereof, the Borrower shall, upon the written request of the holder of such Securities, execute and deliver in replacement thereof new Securities in the same form, in the same original principal amount and dated the same date as the Securities so mutilated, destroyed, lost or stolen; and such Securities so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Securities being replaced have been mutilated, they shall be surrendered to the Borrower; and if such replaced Securities have been destroyed, lost or stolen, such holder thereof shall furnish the Borrower with a written indemnity, in form satisfactory to the Borrower, to save it harmless in respect of such replaced Security.

                                   ARTICLE VII

                                    COVENANTS

         7.1 Affirmative Covenants. The Borrower covenants that, so long as all or any of the principal amount of the Note or any interest thereon shall remain outstanding, the Borrower shall and cause each Guarantor to:

                  (a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

                  (b) Businesses and Properties; Compliance with Laws. At all times (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, Proprietary Rights which may be material to the conduct of the Business; (ii) comply in all material respects with all Laws applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable Laws, (iii) take all action which may be required to obtain, preserve, renew and extend all rights, Proprietary Rights, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations which may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete or worn out equipment, keep their property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  (c) Insurance. Maintain insurance required by the Transaction Documents and any and all contracts entered into by the Borrower under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. The Borrower shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to the Purchaser. All insurance policies of the Borrower shall contain endorsements, in form and substance reasonably satisfactory to the Purchaser, providing that the insurance shall not be cancelable except upon thirty (30) days' prior written notice to Purchaser. The Purchaser shall be shown as a loss payee and an additional named insured party under all such insurance policies.

                  (d) Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that neither the Borrower nor any Guarantor shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Guarantor shall have set aside on their books adequate reserves with respect thereto.

                  (e) Financial Statements; Reports. Furnish to the Purchaser:

                           (i) not later than the ninetieth day after the end of each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such year and the related Consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form (x) the Consolidated figures for the previous fiscal year and (y) the figures set forth in the budget for such period, all in reasonable detail and accompanied by a report thereon of Grant Thornton LLP or other reputable firm of independent public accountants, which report shall state that such consolidated financial statements present fairly the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such Consolidated financial statements has been made in accordance with GAAP; provided that so long as the Borrower is subject to the reporting provisions of the Exchange Act, timely delivery of copies of the Borrower's annual report on Form 10-K for such period will satisfy the requirements of this paragraph (i) (except for the requirement included in clause (y) above);

                           (ii) not later than the sixtieth day after the end of each of the first three quarterly fiscal periods in each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related Consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form (x) the consolidated figures for the corresponding periods of the previous fiscal year and (y) the figures set forth in the budget for such period, all in reasonable detail and certified by a principal financial officer of the Borrower as presenting fairly, in accordance with GAAP (except for the absence of notes thereto) applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments; provided that so long as the Borrower is subject to the reporting provisions of the Exchange Act, timely delivery of copies of the Borrower's quarterly report on Form 10-Q for such period will satisfy the requirements of this paragraph (ii) (except for the requirement included in clause (y) above);

                  (f) Certificates; Other Information. Furnish to the Purchaser:

                           (i) concurrently with the delivery of the financial statements referred to in subsection 7.1(e)(i), a certificate of the Borrower's independent certified public accountants reporting on such financial statements and stating that in making the examination necessary for certifying such financial statements no knowledge was obtained of any Default or Event of Default, except as specifically indicated;

                           (ii) concurrently with the delivery of the financial statements referred to in subsections 7.1(e)(i) and (ii), a compliance certificate, in substantially the form attached as Exhibit J (the "Compliance Certificate"), executed by an Executive Officer showing, among other things, in detail the calculations demonstrating compliance with the financial covenants set forth in Section 7.3;

                           (iii) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to any of its shareholders and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities Exchange Commission or any successor or analogous Governmental Authority;

                           (iv) promptly upon their becoming available to the Borrower any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit;

                  (g) Litigation and Other Notices. Give the Purchaser prompt written notice of the following:

                           (i) Orders; Injunctions. The issuance by any
         Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

                           (ii) Litigation. The notice, filing or commencement of any action, suit or proceeding against the Borrower or any Guarantor whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority and that, if adversely determined against the Borrower or any Guarantor, could result in uninsured liability in excess of $150,000 in the aggregate.

                           (iii) Environmental Matters. (A) Any release or threatened release of any Pollutant required to be reported to any Governmental Authority under any applicable Environmental Laws, (B) any Removal, Remedial or Response action taken by the Borrower or any other person in response to any Pollutant in, at, on or under, a part of or about the Borrower's or either Guarantor's Properties and Facilities, or any other property for which the Borrower or either Guarantor is responsible, (C) any violation by the Borrower or any Guarantor of any Environmental Law, in each case, that could result in a Material Adverse Effect, or (D) any notice, claim or other information that the Borrower or any Guarantor might be subject to an Environmental Liability.

                           (iv) Default. Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto.

                           (v) Material Adverse Effect. Any development in the Business or in the affairs of the Borrower or any Guarantor that could have a Material Adverse Effect.

                  (h) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to the Purchaser (i) as soon as possible, and in any event within thirty (30) days after the Borrower knows thereof, notice of (A) the establishment by the Borrower of any Plan, (B) the commencement by the Borrower of contributions to a Multiemployer Plan, (C) any failure by the Borrower or any of its Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Borrower, and (ii) promptly after receipt thereof, a copy of any notice the Borrowers may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

                  (i) Maintaining Records; Access to Premises and Inspections. Maintain financial records in accordance with generally accepted practices and, on no more than two occasions during any twelve (12) month period, during business hours and after reasonable notice has been provided, permit an authorized representative of the Purchaser to visit and inspect the properties and financial records of the Borrower and to make extracts from such financial records, all at the Borrower's reasonable expense, and permit any authorized representative to discuss the affairs, finances and conditions of the Borrower with the Borrower's Executive Officers, and the Borrower's independent public accountants.

                  (j) Covenants Regarding Formation of Subsidiaries and Acquisitions. At the time of (a) any Permitted Acquisition of domestic Subsidiary or (b) the formation of any new domestic Subsidiary of the Borrower which is permitted under this Agreement (i) provide the Purchaser an executed joinder agreement, in form and substance acceptable to the Purchaser, pursuant to which such domestic Subsidiary shall become a Guarantor under the Guaranty and a Security Agreement and appropriate financing statements so that all of the assets of such domestic Subsidiary shall be pledged to the Purchaser, (ii) provide a statement of an Executive Officer that no Default or Event of Default exists or would be caused by the Permitted Acquisition or formation; and (iii) provide all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Purchaser, which in its reasonable opinion is appropriate with respect to such Permitted Acquisition or the formation of such domestic Subsidiary. Any document, agreement or instrument executed or issued pursuant to this subsection 7.1(j) shall be a "Transaction Document" for purposes of this Agreement.

                  (k) Board of Directors. So long as the Purchaser or any of its Affiliates beneficially own five (5%) percent of the outstanding shares of Common Stock, calculated on a fully-diluted basis, the Borrower will nominate for election to its Board of Directors the Purchaser or the designee of Purchaser (who shall be reasonably acceptable to the Borrower) to serve in such capacity, promptly after the Closing and in connection with each subsequent election of Directors thereafter, and will use its best efforts to procure the election and reelection of such person.

                  (l) Stockholder Approval. Borrower shall, as soon as practicable, but in no event later than June 18, 2003, hold a meeting of its stockholders (the "Meeting") for the purpose of approving the transactions contemplated by this Agreement, including, without limitation, approving, as required by Section 713 of the Listing, Standards, Policies and Requirements of the American Stock Exchange, the right of the Purchaser to, at any time (i) convert the Note and (ii) exercise the Warrants into shares of Common Stock representing in the aggregate in excess of 19.99% of the issued and outstanding Common Stock; and Borrower shall use its best efforts to obtain such approval. In connection therewith, Borrower shall use its best efforts to set the record date for determination of shareholders of Borrower entitled to vote at the Meeting on March 20, 2003.

                  (m) Grant of Warrants upon Additional Issuances.

                           (i) Upon each conversion of the Note, Borrower shall issue a warrant (each an "Additional Warrant"), entitling the Purchaser to purchase shares of Common Stock equal to ten percent (10%) of the shares of Common Stock issued upon such conversion.

                           (ii) In connection with the grant by the Borrower of each of the 568,386 available but unissued stock options under the Borrower's option plan, the Borrower shall issue an Additional Warrant entitling the Purchaser to purchase shares of Common Stock equal to ten percent (10%) of the shares of Common Stock issuable upon exercise of such option.

                           (iii) The Exercise Price and other terms and conditions of each Additional Warrant shall be the same as may then apply to the Warrant, including all adjustments, as if each such Additional Warrant had been issued on the date hereof. For all purposes each Additional Warrant shall be deemed to be a Warrant.

                           (iv) The covenants of the Borrower contained in this
         Section 7.1(m) shall survive exercise of the Warrants, the conversion of the Note and any termination of this Agreement.

         7.2 Negative Covenants. The Borrower covenants that, so long as all or any part of the principal amount of the Note or any interest thereon shall remain outstanding:

                  (a) Indebtedness. The Borrower and each Guarantor shall not create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:

                           (i) Indebtedness under this Agreement;

                           (ii) Indebtedness under the Senior Financing, to which payment under the Notes will be subordinated on terms reasonably acceptable to Purchaser;

                           (iii) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness; and

                           (iv) Permitted Indebtedness; and

                           (v) Extensions, renewals, and replacements of any Permitted Indebtedness.

                  (b) Negative Pledge; Liens. The Borrower and each Guarantor shall not create, incur, assume or suffer to exist any Lien of any kind on any of its properties or assets of any kind, except the following (collectively, "Permitted Liens"):

                           (i) Liens now existing or hereafter created in connection with the Senior Financing, to which Liens the Purchaser will subordinate its Liens to on the terms set forth in the Subordination Agreement;

                           (ii) Liens for or priority claims imposed by law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic's, warehousemen's, attorneys' and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured thereby shall not be overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Borrower;

                           (iii) Liens securing the payments of taxes, assessments and governmental charges or levies incurred in the ordinary course of business that either (a) are not delinquent, or (b) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books, and so long as during the period of any such contest, the Borrower shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of the Business;

                           (iv) Liens listed on Schedule 7.2(b) hereto; and

                           (v) Extensions, renewals and replacements of Liens referred to in clauses (i) through (iv) of this Section 7.2(b); provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

                  (c) Contingent Obligations. Neither the Borrower nor any Guarantor shall create, incur, assume or suffer to exist any Contingent Obligation other than guarantees by the Borrower of Indebtedness of a Subsidiary, but only to the extent such Indebtedness is permitted hereunder.

                  (d) Mergers, etc. Except for Permitted Acquisitions, the Borrower shall not merge into or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business. Except as expressly permitted by the Security Documents, the Borrower shall not sell, transfer or otherwise dispose of, lease or let others manage any of its assets, including the collateral under the respective Security Documents.

                  (e) Affiliate Transactions. Except as set forth on Schedule 7.2(e), neither the Borrower nor any Guarantor shall make any loan or advance to any director, officer or employee of any Borrower or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Borrower or such Guarantor, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of the Business and upon fair and reasonable terms no less favorable to Borrower or such Guarantor than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

                  (f) Dividends and Common Stock Purchases. Neither the Borrower nor any Guarantor will declare or pay any dividend, or make any distribution on its outstanding capital stock or any other payment of any kind to any of its stockholders or its or their Affiliates. provided that Subsidiaries not formed under the laws of the United States of America or any U.S. state may declare and pay dividends to their shareholders other than the Borrower and any other Subsidiaries, in an aggregate amount not exceeding $25,000 per year.

                  (g) Advances, Investments and Loans. Neither the Borrower nor any Guarantor shall purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except:

                           (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six (6) months from the date of acquisition;

                           (ii) United States dollar-denominated time deposits, certificates of deposit and bankers acceptances of any bank or any bank whose short-term debt rating from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), is at least A-1 or the equivalent or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent with maturities of not more than six (6) months from the date of acquisition;

                           (iii) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody's maturing within six (6) months after the date of acquisition;

                           (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six (6) months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                           (v) Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

                           (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                           (vii) receivables owing to the Borrower created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower;

                           (viii) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts; and

                           (ix) advances to employees in the ordinary course of business for business expenses; provided, however, that the aggregate amount of such advances at any time outstanding shall not exceed $100,000.

                  (h) Use of Proceeds. The Borrower shall not use any proceeds from the sale of the Note hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

                  (i) Amendment of Charter Documents. Neither the Borrower nor any Guarantor shall amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of its Charter Documents or Bylaws. The Borrower shall not, without the prior written consent of the Purchaser, issue any shares of its Preferred Stock.

                  (j) Business. Neither the Borrower nor any Guarantor shall engage, directly or indirectly, in any business other than the Business.

                  (k) Fiscal Year; Accounting. The Borrower shall not change its Fiscal Year from ending on the last Friday of each February or method of accounting (other than immaterial changes in methods), except as required by GAAP.

                  (l) Establishment of New or Changed Business Locations. The Borrower shall not relocate its principal executive offices or other facilities or establish new business locations or store any inventory or other assets at a location not identified to the Purchaser on or before the date hereof, without providing not less than thirty (30) days advance written notice to the Purchaser.

                  (m) Changed or Additional Business Names. Neither the Borrower nor any Guarantor shall change its corporate name or establish new or additional trade names without providing not less than thirty (30) days advance written notice to the Purchaser.

         7.3 Financial Covenants. The Borrower covenants that, so long as all or any part of the principal amount of the Note or any interest thereon shall remain outstanding:

                  (a) Minimum Tangible Net Worth. The Borrower will not on any day permit Consolidated Tangible Net Worth to be less than (i) $14,875,000 plus
(ii) an amount equal to 63.75% of the consolidated Net Income (if positive) of the Borrower and its Subsidiaries for each Fiscal Quarter ending after May 31, 2003, calculated on a cumulative basis plus (iii) 85% of the net proceeds from the issuance after the date hereof of any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Borrower, including any and all warrants or options to purchase such shares, interests, participations or other such equivalents, other than to the Borrower or any of its Subsidiaries (excluding proceeds from the issuance of shares of Common Stock issuable upon Conversion of the Note and exercise of the Warrant.

                  (b) Minimum Fixed Charge Coverage. As of the last day of each Fiscal Quarter, the Borrower will not permit the ratio of (i) the sum of EBITDA, minus Capital Expenditures minus capitalized software development costs to (ii) Fixed Charges to be less than 1.06 : 1.00.

                  (c) Total Debt to Annual EBITDA. The Borrower will not, as of the last day of each Fiscal Quarter during the periods set forth in the table below, permit the ratio of (i) Total Debt to (ii) Annual EBITDA for the period ending on such date, to be greater than the ratio set forth opposite such date in the table below:

          Period End Date                        Ratio
          ---------------                        -----

Closing Date through February 28, 2003         5.18:1.00
March 1, 2003 through February 29, 2004        4.60:1.00
March 1, 2004 and thereafter                   4.03:1.00


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.1 Events of Default. An Event of Default shall mean the occurrence of one or more of the following described events:

                  (a) the Borrower shall default in the payment of (i) interest on the Note within five (5) days after its due date (subject to Section 3.1(b)) or (ii) principal of the Note when due, whether at maturity, by acceleration or otherwise;

                  (b) the Borrower shall default in the payment of (i) interest on any Senior Debt on its due date or (ii) principal on any Senior Debt, whether at maturity, upon any scheduled payment date or by acceleration or otherwise;

                  (c) the Borrower shall default under any agreement related to the Senior Financing or under any agreement under which any Indebtedness in an aggregate principal amount of $300,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness;

                  (d) any representation or warranty herein made by the Borrower, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

                  (e) the Borrower or any Guarantor shall default in the performance of any other covenant, condition or provision of this Agreement, the Note or the other Transaction Documents, and such default shall not be remedied for a period of thirty (30) days after the earlier of (i) written notice from the Purchaser of such default or (ii) actual knowledge by the Borrower of such default;

                  (f) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

                  (g) the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing;

                  (h) both the following events shall occur: (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $1,000,000 at such time;

                  (i) a final judgment which, with other undischarged final judgments against the Borrower, exceeds an aggregate of $300,000 (excluding judgments to the extent any Borrower are fully insured or the deductible or retention limit does not exceed $300,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against the Borrower if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged;

                  (j) any Transaction Document or Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of the Purchaser in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person without the prior written consent of the Purchaser;

                  (k) the Borrower or any Guarantor (except as otherwise provided herein) shall terminate its existence, cease to exist, permanently cease operations or abandon the operation of any material portion of its business; or

                  (l) any of the following shall have occurred: (1) a final non-appealable order is issued by any Governmental Authority, including, requiring the Borrower or any Guarantor to divest a substantial portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar requirement of Law, or (ii) any Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of the Borrower or any Guarantor.

         8.2 Consequences of Event of Default.

                  (a) Bankruptcy. If an Event of Default specified in paragraphs
(f) or (g) of Section 8.1 hereof shall occur, the unpaid balance of the Note and interest accrued thereon and all other liabilities of the Borrower to Purchaser hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

                  (b) Other Defaults. If any other Event of Default shall occur, the Purchaser may at his option, by written notice to the Borrower, declare the entire unpaid balance of the Note, and interest accrued thereon and all other liabilities of the Borrower hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

                  (c) Penalty Interest. Following the occurrence and during the continuance of any Event of Default, the Purchaser shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Note at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.5) plus three percent (3%).

         8.3 Security. Payments of principal of, and interest on, the Note and all other obligations of the Borrower under this Agreement or the Note are secured pursuant to the terms of the Security Documents.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Borrower may not assign or transfer its rights or obligations hereunder or any interest herein or delegate their duties hereunder and (ii) the Purchaser shall have the right to assign his rights hereunder and under the Securities in accordance with Article 6.

         9.2 Modifications and Amendments. The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by the Borrower and the Purchaser.

         9.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that the Purchaser would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

         9.4 Reimbursement of Expenses. Each party hereto shall pay its own fees and expenses incurred by it (including, without limitation, all attorneys' fees and expenses), from time to time (i) arising in connection with the negotiation, preparation and execution of this Agreement, the Note, the other Transaction

Documents and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder, (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (iii) arising in connection with the enforcement of this Agreement or collection of the Notes.

         9.5 Holidays. Whenever any payment or action to be made or taken hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         9.6 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

                to the Borrower:

                      Environmental Tectonics Corporation
                      County Line Industrial Park
                      125 James Way
                      Southampton, PA  18966-3877
                      Attn:  Chief Financial Officer
                      Telecopier:  (215) 357-4000

                with a copy to:

                      Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 S. Broad Street
                      Philadelphia, PA  19102
                      Attn:  Michael C. Forman, Esquire
                      Telecopier:  (215) 568-6603

                to the Purchaser:

                      c/o The Lenfest Group
                      1332 Enterprise Drive
                      West Chester, PA  19380
                      Attn:  H.F. Lenfest
                             Thomas K. Pasch, Esquire
                      Telecopier:  (610) 918-8442

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.

         9.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         9.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

         9.9 Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         9.10 Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

         9.11 Integration. This Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

         9.12 Subordination. The obligations evidenced hereby are subordinate in the manner and to the extent set forth in the Subordination Agreement, to the indebtedness and other liabilities owed by the Borrower under and pursuant to the Senior Credit Agreement and each related "Loan Document" (as defined therein), and the Purchaser, by its acceptance of the Note, acknowledges and agrees to be bound by the provisions of the Subordination Agreement.



                                    *   *   *

              SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                            BORROWER:

                                            ENVIRONMENTAL TECTONICS CORPORATION

                                            By:  ____________________________
                                                 Name:
                                                 Title:


                                            PURCHASER:


                                            _________________________________
                                            H.F. Lenfest

______________________
Witness

                                     ANNEXES
                                     -------




                                    SCHEDULES
                                    ---------

Permitted Indebtedness                 (Schedule 5.1(c))
Capitalization                         (Schedule 5.1(f))
Litigation                             (Schedule 5.1(j))
Compliance with Laws                   (Schedule 5.1(k))
Environmental                          (Schedule 5.1(l))
Properties                             (Schedule 5.1(q))
Intellectual Property                  (Schedule 5.1(r))
Subsidiaries                           (Schedule 5.1(t))
Broker's or Finder's Commission        (Schedule 5.1(u))
Absence of Undisclosed Liabilities     (Schedule 5.1(v))
Security Documents                     (Schedule 5.1(y))
Insurance                              (Schedule 5.1(z))
Authorizations                         (Schedule 5.1(aa))
Defaults                               (Schedule 5.1(ee))
Permitted Encumbrances                 (Schedule 7.2(b)(iv))
Affiliate Transactions                 (Schedule 7.2(e))


                                    EXHIBITS
                                    --------

EXHIBIT A                              Form of Senior Subordinated Note
EXHIBIT B                              Form of Senior Subordinated Note Warrant
EXHIBIT C                              Form of Security Agreement
EXHIBIT D                              Form of Registration Rights Agreement
EXHIBIT E                              Form of Guaranty Agreement
EXHIBIT F                              Form of Mortgage
EXHIBIT G                              Form of Stockholders Voting Agreement
EXHIBIT H                              Form of Subordination Agreement
EXHIBIT I                              Form of Opinion of Borrower's Counsel
EXHIBIT J                              Form of Compliance Certificate

                                    SCHEDULES
                                    ---------

                                    EXHIBITS
                                    --------











                                      -2-